EXHIBIT 10.36
Novelis 2016 Annual Incentive Plan
(“2016 AIP”)

1.	Title and Administration: The plan will be referred to as the 2016 AIP. The plan will be administered by Novelis Corporate Human Resources.

2.	Performance Year: For this plan the performance period will be April 1, 2015 to March 31, 2016. Payouts, computed on the basis of performance, will be made following necessary approvals.

3.	Eligibility: Employees in bands 11B and above are eligible to participate.

4.	Opportunity: The target opportunity across regions will be in line with market practice and defined to be competitive and motivate employees to drive the desired behavior in the organization.

5.	Measures and application of weights to each measure to be used for computation of the 2016 AIP: Three measures will be used to compute performance. The three measures are as follows:

a.
Normalized EBITDA (50% weighting): Defined as Operating EBITDA, which is equivalent to “Segment Income” as disclosed publicly in our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “Form 10-K”), minus 1) the impact from timing differences in the pass-through of metal price changes to our customers, net of realized derivative instruments; and 2) the impact from re-measuring to current exchange rates any monetary assets and liabilities which are denominated in a currency other than the functional currency of the reporting unit, net of realized and unrealized derivative instruments. Subject to achievement of the overall Novelis Normalized EBITDA threshold under paragraph 8 below, the actual payout under this component will range from 50% (threshold) to 200% (maximum) of target payout opportunity based on actual results.

b.
Operating Cash Flow (40% weighting): Refers to our operating free cash flow and is calculated by removing the following items from “free cash flow” (as defined in the “Liquidity and Capital Resources” section of Item 7 of the Form 10-K): 1) the impact from timing differences in the pass-through of metal price changes to our customers, net of realized derivative instruments; and 2) the impact of fourth quarter variations in metal prices (LME and local market premiums) from the Plan. Subject to achievement of the overall Novelis Normalized EBITDA threshold under paragraph 8 below, the actual payout under this component will range from 50% (threshold) to 200% (maximum) of target payout opportunity based on actual results.

c.
Individual Performance (10% weighting): This is based on the individual performance rating in the Performance Management System for Novelis. Subject to achievement of the overall Novelis Normalized EBITDA threshold under paragraph 8 below, the actual payout under this component will range from 60%

(threshold) to 200% (maximum) of target payout opportunity based on the individual’s rated performance.

6.	Mix of business performance impact: Different levels and roles will carry a differential weighting on the basis of line of sight and impact. Some of the weightings will be as follows :

a.	All Corporate Staff, members of the Global Operating Committee, employees in Job Band 3, and Global Value Stream Leaders are 100% based on overall Novelis results.

b.	All other Region staff will be 50% overall Novelis performance and 50% on Region performance.

7.	Performance Measures and Targets for the 2016 AIP: The performance measures, including thresholds, targets and maximums, will be as approved by the Board for 2016.

8.	Overall Threshold: No AIP bonus will be paid for fiscal year 2016 unless overall Novelis Normalized EBITDA for the fiscal year is at least 75% of target.
Regional Thresholds: Performance ranges also will be established on both regional Normalized EBITDA and regional Operating Cash Flow which will define payments against these two metrics after the “Overall Threshold” is met.

9.	Other aspects of the plan:

a.
Payments will be made in a lump sum during the first quarter following the close of the performance year. An individual needs to either be employed in a 2016 AIP eligible position or transferred or hired into an eligible position during the performance year to receive payout under the AIP.

b.	Eligibility and payouts for employees who join during the plan year will be determined by the “Plan Rules Administration” document maintained by the Corporate Compensation department.

c.	Eligibility and payouts for employees who leave during the plan year will be determined by the “Plan Rules Administration” document maintained by the Corporate Compensation department.
Below are the treatment rules governing separation from the Company:

Event	AIP Treatment
Death
The employee will be entitled to AIP on a pro-rata basis. Such payouts will be made at the time that payouts are made for all other employees. If the event occurs after the performance year, but before the timing of payout, such individual will be entitled to AIP for the entire year.

Disability
The employee will be entitled to AIP on a pro-rata basis. Such payouts will be made at the time that the AIP bonus is paid to all other employees. If the event occurs after the performance year, but before the timing of payout, such individual will be entitled to AIP for the entire year.

Retirement
The employee will be entitled to AIP on a pro-rata basis. Such payouts will be made at the time that the AIP bonus is paid to all other employees. If the event occurs after the performance year, but before the timing of payout, the employee will be entitled to AIP for the entire year.

Change in Control
If the Company initiated separation is the result of a change in control, the employee will be eligible for prorated incentive pay at the time that the AIP bonus is paid to all other employees based on the “Plan Rules Administration” document maintained by the Corporate Compensation department.

Voluntary Termination	The employee will forfeit his or her entire AIP bonus.
Involuntary Termination – For Cause	The employee will forfeit his or her entire AIP bonus.
Involuntary Termination – Not for Cause
If the Company initiated separation is the result of a position elimination that is not performance related (e.g., a layoff, plant closure, restructuring or sale), the employee will be eligible for a prorated incentive at the time that the AIP bonus is paid to all other employees based on the “Plan Rules Administration” document maintained by the Corporate Compensation department.

10.	Definitions. The following terms will have the meaning ascribed to them below.

a.
Retirement: For the purposes of this plan, retirement is defined as separation from the Company at 65 years of age or a combination of age and service greater than or equal to 65 with a minimum age of 55.

b.	Change in Control: For purposes of this plan, a change in control means the first to occur of any of the following events: (i) any person or entity (excluding any person or entity affiliated with the Aditya Birla Group) is or becomes the beneficial owner, directly or indirectly through any parent entity of the Company or otherwise, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (the “Value or Vote of the Company”); provided, however, that a Change in Control will not be deemed to have occurred in the event that (A) any person or entity becomes the beneficial owner of securities representing 50% or less of the Value or Vote of the Company through (i) an initial public offering, (ii) a secondary offering, (iii) a private placement of securities, (iv) a share exchange transaction, or (v) any similar share purchase transaction in which the Company or any of its affiliates issues securities (any such transaction, a “Share Issuance Transaction”); and (B) a person or entity’s beneficial ownership interest in the Value or Vote of the Company is diluted solely as a result of any Share Issuance Transaction; or (ii) the majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) the consummation of a merger or consolidation of the Company with any other entity not affiliated with the Aditya Birla Group, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, 50% or more of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person or entity is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or entity any securities acquired directly from the Company or its affiliates, other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or (iv) the sale or disposition of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of its assets to a member of the Aditya Birla Group. Notwithstanding the foregoing, no “Change in Control” will be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. For purposes of this Section, “beneficial ownership” will be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

11.
Interpretation. Novelis will have the exclusive discretion to interpret and construe the terms and conditions of the plan, including but not limited to the exclusive discretion to make all decisions regarding eligibility for and the amount of benefits payable under the plan.

12.
No Right to Continued Service. Nothing in this Plan confers upon any participant the right to continue his employment or service with Novelis or otherwise interfere with or restrict the right of Novelis or any affiliate to terminate the participant’s employment or service for any reason.

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